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                                                                    EXHIBIT 99.3


          CONSENT OF JERRY SUE THORNTON, PH.D. TO SERVE AS A DIRECTOR
                                       OF
                       BRIDGESTREET ACCOMMODATIONS, INC.


     If nominated or otherwise chosen to be a director of [BridgeStreet Accommodations, Inc.], I hereby consent to being named in [BridgeStreet Accommodations, Inc.'s] Registration Statement on Form S-1 as an individual who has agreed to serve in such capacity.


                                          /s/ JERRY SUE THORNTON

Dated:  June 11, 1997